                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

ENNIS BUSINESS FORMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                           ENNIS BUSINESS FORMS, INC.
                           1510 N. HAMPTON, SUITE 300
                              DESOTO, TEXAS 75115
                            TELEPHONE (972) 228-7801

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 19, 2003

                            ------------------------

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ennis Business Forms, Inc., a Texas corporation (the "Company"), will be held in The DeSoto City Hall, 211 East Pleasant Run Road, DeSoto, Texas 75115 at 10:00 a.m., Central Daylight Time, on Thursday, June 19, 2003 for the following purposes:

  1. To elect three directors for terms ending in 2006;

  2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending February 29, 2004; and

  3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 15, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof.

     IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

     A copy of the Company's Annual Report for the fiscal year ended February 28, 2003, which contains financial statements and other information of interest to shareholders, is being mailed to you.

                                    By Order of the Board of Directors,



                                    Harve Cathey
                                    Secretary

DeSoto, Texas
May 19, 2003

                           ENNIS BUSINESS FORMS, INC.
                           1510 N. HAMPTON, SUITE 300
                              DESOTO, TEXAS 75115
                            TELEPHONE (972) 228-7801

                            ------------------------

                                 PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 19, 2003
                                 10:00 A.M. CDT
                              THE DESOTO CITY HALL
                           211 EAST PLEASANT RUN ROAD
                              DESOTO, TEXAS 75115

                            ------------------------

     The holders of the Company's Common Stock of record at the close of business on April 15, 2003 are entitled to vote at the Annual Meeting of Shareholders, which will be held on June 19, 2003. A form of Proxy is enclosed for use at such meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company. The proxy is solicited by the board of directors of the company and is revocable at any time before it is exercised. This proxy statement is first mailed to shareholders on May 19, 2003.

VOTING RIGHTS AND VOTES REQUIRED

     At the close of business on April 15, 2003, the Company had 16,332,973 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote, except in the election of directors, shareholders may cumulate their votes. See "Election of Directors".

     The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors.

     With regard to the election of directors, votes may be cast in favor or withheld, votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. Abstentions and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the election of directors.

VOTING OF PROXIES

     If the accompanying proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the proxy. In the absence of instructions to the contrary, such shares will be voted in favor of the nominees for election to the Board of Directors listed in this proxy statement and named in the accompanying Proxy. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying proxy to vote all properly executed proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

REVOCATION OF PROXIES

     Any stockholder may revoke such stockholder's proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A proxy may be revoked by filing with Harve Cathey, Secretary of Ennis Business Forms, Inc., at the Annual Meeting, a written notice of revocation or a subsequently dated, executed proxy at any time prior to the time it has been voted at the Annual Meeting, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

COST OF SOLICITATION

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and form of Proxy and the cost, which is estimated to be nominal, of further solicitation hereinafter referred to, is to be borne by the Company. In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, facsimile machine or personal interview. Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting material to their principals to obtain authorization for the execution of proxies on their behalf. The Company will not pay such persons any compensation for soliciting proxies, but the Company will reimburse such persons for their out-of-pocket expenses incurred in this connection.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following persons have reported to the SEC that they own more than five percent of the outstanding voting securities of the Company:


                                NAME AND ADDRESS OF               AMOUNT AND NATURE         PERCENT
TITLE OF CLASS                   BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP      OF CLASS
--------------          ----------------------------------     -----------------------      --------
Common Stock            Royce & Associates, Inc.
                        1414 Avenue of the Americas
                        New York, New York 10019                  1,865,100 shares           11.4%

                        NFJ Investment Group                        934,800 shares            5.7%
                        2121 San Jacinto St., Suite 1840
                        Dallas, TX 75201

                        Cannell Capital LLC                         910,600 shares            5.6%
                        150 California Street, Fifth Floor
                        San Francisco, CA 94111

Note - This information was obtained from Schedule 13G filings by Royce & Associates, Inc. on March 28, 2003, and Cannell Capital LLC and NFJ Investment Group on February 14, 2003.

     The following table lists, as of the close of business on April 15, 2003, the Company's common stock beneficially owned by each director, each of the most highly compensated executive officers, and all directors and executive officers as a group:

                                                  COMMON STOCK BENEFICIAL OWNERSHIP
                                        ------------------------------------------------------
                                                           NUMBER OF SHARES
                                        ------------------------------------------------------
                                                                       OBTAINABLE                PERCENT OF
NAME/GROUP                              DIRECTLY     INDIRECTLY       THROUGH STOCK             OUTSTANDING
                                         OWNED          OWNED       OPTION EXERCISE(4)  TOTAL      SHARES
                                        --------     ----------     ------------------  ------  ------------

James B. Gardner                         13,125        4,000  (2)         10,000        27,125          *
Ronald M. Graham                          3,000                           32,000        35,000
Harold W. Hartley                         3,375       26,975  (1)         10,000        40,350          *
Robert L. Mitchell                       59,581                           10,000        69,581          *
Kenneth E. Overstreet                    69,223                                         69,223          *
Thomas R. Price                          51,500        5,000  (2)         10,000        66,500          *
Kenneth G. Pritchett                     16,500        3,000  (2)&(3)      8,750        28,250          *
James C. Taylor                          21,500                            2,500        24,000          *
Keith S. Walters                          7,650                          226,250       233,900        1.4%
All Directors and Executive
Officers as a group (10)                270,073       38,975             340,000       649,048        4.0%

(1) Shares held in trust of which Mr. Hartley is one of two trustees with shared voting power.

(2) Indirect shares attributable to Mr. Gardner, Mr. Price and Mr. Pritchett are held in trust for the benefit of the named Directors. Each has voting power over the shares.

(3) Additional shares held in a Profit Sharing plan in which Mr. Pritchett has a beneficial interest.

(4) Shares exercisable through stock option exercise represent options exercisable within 60 days.

  *  Indicates less than 1%.

---------------

                       ELECTION OF DIRECTORS (PROPOSAL 1)

     The Board of Directors is divided into three classes which consist of nine directors, five of whom are not, and have not been, officers or employees of the Company. The terms of three directors currently expire at this year's Annual Meeting, the terms of three directors currently expire at the 2004 Annual Meeting and the terms of three directors currently expire at the 2005 Annual Meeting. At this year's Annual Meeting, three directors will be elected for a term expiring at the 2006 Annual Meeting.

     Provided a quorum is present, a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote is required to elect directors. With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder entitled to vote (a) has the number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected and (b) may cast all such votes for one nominee or distribute such shareholder's votes among the nominees as the shareholder chooses. The right to cumulate votes may not be exercised until a shareholder has given written notice of the shareholder's intention to vote cumulatively to the corporate secretary on or before the day preceding the election. If any shareholder gives such written notice, then all shareholders entitled to vote may cumulate their votes. Upon such written notice, the persons named in the accompanying form of Proxy may cumulate their votes if additional persons are nominated at the Annual Meeting for the election of directors. As a result, the Board of Directors is soliciting discretionary authority to cumulate votes.

     The following table sets forth certain information concerning each nominee and continuing director. Except as set forth therein, none of the nominees or continuing directors is an officer or director of any other publicly owned corporation or entity.

                               THREE-YEAR TERMS EXPIRING IN 2006

                                                                                        YEAR IN WHICH
      NAME OF                                                                            SERVICE AS A
CONTINUING DIRECTOR                    BACKGROUND                                AGE    DIRECTOR BEGAN
------------------- ------------------------------------------------------------ ---    --------------
Ronald M. Graham, Vice President Administration.                                  54         2003
     Mr. Graham was elected Vice President Administration in April 2001. Mr.
     Graham was employed by the Company in January 1998 as Director of Human
     Relations and was elected Vice President Human Resources in June 1998.
     Prior to joining the Company, Mr. Graham was with E. V. International, Inc.
     (formerly Mark IV Industries, Inc.) for 17 years as Corporate Vice
     President, Administration. Prior to that time, Mr. Graham was with
     Sheller-Globe for 3 years as Corporate Director of Human Resources.

Robert L. Mitchell, Retired President of the Company.                             69         1985
     Mr. Mitchell retired in December 1989. Prior to that date, he served as
     President and Chief Operating Officer of the Company from April 1985 and was continuously employed by the Company beginning in 1969.

Thomas R. Price, Owner and President of Price Industries, Inc.                    64         1989
     Mr. Price has been engaged in his present occupation since 1975.


                               THREE-YEAR TERMS EXPIRING IN 2004

                                                                                        YEAR IN WHICH
      NAME OF                                                                            SERVICE AS A
CONTINUING DIRECTOR                    BACKGROUND                                AGE    DIRECTOR BEGAN
------------------- ------------------------------------------------------------ ---    --------------
Harold W. Hartley, Investments.                                                   79         1971
     Mr. Hartley retired in December 1985 and since that time has managed his private investments. From June 1984 to December 1985, he served as a consultant to Tenneco Financial Services,

     Inc. From February 1981 to June 1984 Mr. Hartley served as Executive
     Vice-President of Tenneco Financial Services, Inc. Mr. Hartley serves as a director of the Conseco Fund Group.

Kenneth G. Pritchett, President of Ken Pritchett Properties, Inc.                 65         1999
     Ken Pritchett Properties, Inc. is a Commercial and Residential Development
     Corporation in the Dallas/Ft. Worth Metropolitan area since 1968, specializing in shopping center and exclusive residential development. Mr.
     Pritchett is on the Board of Trustees and Chairman of the Planning
     Committee for Charlton Methodist Hospitals. He is a Life Director for the
     National Home Builders, and the Texas Home Builders Association. He serves on the Executive Committee for the Metropolitan Homebuilders Association.

James C. Taylor, Principal, The Anderson Group, Inc.                              61         1998
     The Anderson Group Inc., Bloomfield Hills, Michigan, is a private investment firm engaged in the acquisition and management of businesses in a variety of industries. Mr. Taylor joined The Anderson Group Inc. in 1989 and served as the President and Chief Executive Officer of four businesses affiliated with The Anderson Group Inc.: Display Technologies, Inc.
     (January 2001 to the October 2001); Burwood Products Company, a wall decor and clock manufacturer (February 1995 to February 2000); The Bargeman
     Company, a supplier of proprietary products to the recreational vehicle and utility trailer industries (January 1992 to December 1994); and Advance
     Stamping Company, a supplier of metal stampings to the automotive, electrical and hardware industries (January 1989 to September 1991). Prior to 1989, Mr. Taylor was with United Technologies Corporation for 19 years, primarily in manufacturing operations, including 7 years as a Group Vice
     President.

                               THREE-YEAR TERMS EXPIRING IN 2005

                                                                                        YEAR IN WHICH
      NAME OF                                                                            SERVICE AS A
CONTINUING DIRECTOR                    BACKGROUND                                AGE    DIRECTOR BEGAN
------------------- ------------------------------------------------------------ ---    --------------
Keith S. Walters, Chairman of the Board, CEO and President of the Company.        53         1997
     Mr. Walters joined the Company in August 1997 as Vice President-Commercial
     Printing Operations and was appointed Vice Chairman of the Board and Chief
     Executive Officer in November 1997. Prior to joining the Company, Mr.
     Walters was with Atlas/Soundolier, a division of American Trading and
     Production Company, for 8 years, most recently as Vice


     President of Manufacturing. Prior to that time, Mr. Walters was with the Automotive Division of United Technologies Corporation for 15 years, primarily in manufacturing and operations.

James B. Gardner, Senior Managing Director of Service Asset Management            68         1970
     Company (SAMCO).
     Mr. Gardner has served in his present position with SAMCO, a financial services firm, since May 1994. Mr. Gardner has also been a director of
     Century Telephone Enterprises, Inc. since 1981 and serves as a director of
     NAB Asset Corporation.

Kenneth E. Overstreet, Group President of the Company's Financial Solution        60         2000
     and Promotional Solution Groups.
     Mr. Overstreet joined the Company in June 2000 at the time of the acquisition of Northstar Computer Forms, Inc. (NSCF). Prior to June 2000,
     Mr. Overstreet was employed by NSCF since 1989, serving as President since
     1993. Mr. Overstreet was elected a director of Delphax Technologies, Inc.
     in 2003.

                               BOARD COMPENSATION

     Non-employee directors receive an annual retainer of $15,000 plus $1,500 for each board meeting attended and $1,000 for each committee meeting attended other than in conjunction with a board meeting. In addition, each committee chairman receives an annual retainer of $4,000. The Company also reimburses travel and accommodation expenses of directors incurred with respect to board and committee meetings. The Company grants each outside director an option to purchase 10,000 shares at the time of election and 5,000 shares annually while service as a director continues. These are non-qualified options as provided under the 1998 Option and Restricted Stock Plan. Pursuant to this policy, Mr. Gardner, Mr. Hartley, Mr. Mitchell, Mr. Price, Mr. Pritchett and Mr. Taylor were granted options of 5,000 shares each in April 2002.

MEETINGS OF BOARD AND COMMITTEES

     The Company's Board held five meetings during the fiscal year ended February 28, 2003. The Board's Executive Compensation and Stock Option, Nominating and Executive committees each held two meetings. The Audit Committee met five times. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which each served during the fiscal year.

                             COMMITTEES OF THE BOARD

AUDIT COMMITTEE. See Audit Committee Report for a discussion of the purpose of the Committee and the names of the directors who serve on the Committee.

EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE. See Executive Compensation for a discussion of the purpose of the Committee and the names of the directors who serve on this Committee.

NOMINATING COMMITTEE. This committee considers and makes recommendations to the Board of Directors regarding any nominee submitted for election to the Board, whether submitted by management, by other members of the Board of Directors or by shareholders. Although no nominee has ever been submitted by shareholders, in the event any shareholder wishes to nominate a candidate for director, the Board of Directors, through this committee, would consider such a nomination upon receipt of a written nomination, including the business history of the candidate, mailed to the attention of the Board of Directors or upon an oral presentation of the candidate's qualifications to the Board of Directors or the committee. The committee currently consists of Mr. Taylor (Chairman), Mr. Hartley and Mr. Pritchett.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee"), which is composed entirely of the three non-employee directors listed below, has furnished the following report on executive compensation. The Committee's report documents the components of the Company's executive officer compensation programs and describes the compensation philosophy on which 2003 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the Chief Executive Officer and the four other executive officers that are named in the compensation tables who are currently employed by the Company (the "Named Executives"). The decisions of the Committee with respect to the compensation of the executive officers are submitted to and subject to ratification by the Board of Directors prior to implementation.

COMPENSATION PHILOSOPHY

     The executive compensation program of the Company is reviewed annually by the Committee and it is the philosophy of the Company that executive compensation is directly linked to continuous improvements in corporate performance. Specifically, the following objectives have been adopted by the Committee as guidelines for compensation decisions:

     o Provide a competitive total executive compensation package that enables the Company to attract and retain key executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business.

     o Enhance the compensation potential of executives by integrating pay programs with the Company's annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives.

     o Provide variable compensation opportunities that are linked with the performance of the Company, emphasizing net earnings, return on capital and revenue growth.

     The Committee periodically engages recognized independent compensation consultants to undertake a third-party evaluation of current compensation arrangements in light of competitive market conditions.

CASH COMPENSATION

     Cash compensation includes base salary and the Company's annual incentive plan awards. The base salary of each of the Company's executive officers is determined by an evaluation of the responsibilities of that position and by comparison to the range of salaries paid in the competitive market in which the Company competes for comparable executive ability and experience. The performance of each Named Executive officer is reviewed annually by the Committee and the Chief Executive Officer in the case of the other executive officers, taking into account the Company's operating and financial results for that year, the contribution of each executive officer to such results, the achievement of goals established for each such executive officer at the beginning of each year, and competitive salary levels for persons in those positions in the markets in which the Company competes. To assist in its deliberations, the Committee accesses comparable salary and incentive compensation information for a number of representative companies in the industry for comparison purposes. Following its review of the performance of the Company's Named Executive officers, the Committee reports its recommendations for salary increases and incentive awards to the Board of Directors. In fiscal year 2003, annual base salary increases and incentive compensation awards were approved by the Committee and reported to the Board of Directors for all of the Named Executives, and incentive compensation awards were approved by the Committee for all of the executives (other than the Named Executives). The Committee believes the recommended salary increases and incentive awards were warranted, are properly aligned to the Board's compensation philosophy, and consistent with the performance of such executives during fiscal year 2003 based on the Committee's evaluation of each individual's overall contribution to accomplishing the Company's fiscal year 2003 corporate goals and of each individual's achievement of individual goals during the year.

STOCK OPTIONS

     The Committee believes that it is essential to align the interests of the Company executives and other management personnel responsible for the growth of the Company with the interests of the Company's stockholders. The Committee believes the long-term alignment of its executives to shareholders is best accomplished through the provision of stock option grants. Therefore, pursuant to the recommendation of the members of the Committee, the Company's Board of Directors and stockholders approved the 1998 Option and Restricted Stock Plan at the June 18, 1998 Shareholders Meeting that provides for granting stock options and restricted stock awards. The purpose of this Plan is to foster and promote the long-term financial success of the Company by providing a means through which the Company and its subsidiaries can attract and retain key executive and managerial employees, consultants and non-employee directors who can contribute materially to that success. The Committee will continue to review long-term incentives and make recommendations, where appropriate, to the Company's Board of Directors, from time to time, to assure the Company's executive officers and other key employees are appropriately motivated and rewarded based on the long-term financial progress of the Company.

COMPENSATION OF CEO

     In determining the compensation of Mr. Keith Walters, the Chairman and Chief Executive Officer, the Committee (with Mr. Walters not participating) reviewed the Company's operating and financial results for fiscal year, evaluated his individual performance and contribution to those results, and considered the compensation range for other chief executive officers of companies in the industry. Based on that review and assessment, the Committee recommended and the Company's Board of Directors ratified that his base annual salary was adjusted to $430,000 (midpoint for his position in the Company's salary administration system) in April 2001. A performance bonus of $47,203 was approved for Mr. Walters based on predetermined performance criteria on revenue growth, return on capital employed and net income for the fiscal year ended February 2003. In addition, Mr. Walters was granted a discretionary bonus of $80,000 (bringing the cash bonus to a total of $127,203).

SUMMARY

     As demonstrated in each of the plans above, compensation in all its forms is linked directly to objective performance criteria of the Company, business units where applicable, and the individual executive's performance. By doing so, the Committee has created an environment which encourages long-term decisions which will benefit the Company, its shareholders, customers, and employees and at the same time allows the executives, managers, and key contributors within the Company to share in the success of those decisions and actions. Furthermore, the Committee believes that the total compensation program for executive officers of the Company will be competitive with the compensation programs provided by other corporations with which the Company competes.

     The Committee believes the actions taken regarding executive compensation were appropriate in view of individual and corporate performance.

James B. Gardner                  James C. Taylor              Kenneth Pritchett

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") disallows a corporation's deduction for remuneration paid to its chief executive officer and its named executive officers in excess of $1 million per person. Performance-based compensation and certain other compensation, as defined, is not subject to the deduction limitation of this regulation.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with the executive officers of the Company. The agreements provide that for a continuing three-year employment period plus two 1-year extensions. Each of such employment agreements provides that if the officer terminates his employment for good reason or during the two-year period following a change of control of the Company, the Company will (a) make a lump sum payment to him of salary earned through the date of termination, (b) make a lump sum severance payment to him of the amount determined by multiplying his base amount times a multiple per his agreement,
(c) accelerate vesting of all long-term incentives, to include but not limited to stock options, restricted stock, any other long-term incentive grants, and
(d) continue to provide certain welfare plan and other benefits for a period of one year or as long as such plan or benefits allow or until the executive is employed under the benefit plans of another company.

     For purposes of the employment agreements, "good reason" includes (i) a change in the officer's position, authority, duties or responsibilities, (ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), (iii) certain breaches of the agreement and (iv) a reduction in base annual salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All of the members of the Executive Compensation and Stock Option Committee are non-employee directors of the Company and are not former officers of the Company. During fiscal year 2003, no executive officer of the Company served as a member of the Board of Directors or on the compensation committee of a corporation where one of whose executive officers served on the Executive Compensation and Stock Option Committee or on the Board of Directors of the Company.


                               SUMMARY COMPENSATION TABLE *

NAME AND PRINCIPAL POSITION (A)
                                                                            NUMBER OF
                                                                            SECURITIES
                                                                            UNDERLYING
                                                                              OPTIONS
                                       ANNUAL COMPENSATION (B)               LONG-TERM
                               -----------------------------------------   COMPENSATION
                               YEAR     SALARY      BONUS       OTHER         AWARDS
                               ----    --------    -------    ----------   ------------
Keith S. Walters               2003    $424,230    127,203    10,000 (e)          --
 Chairman of the Board,                                        2,420 (f)
  President and Chief          2002    $392,308    195,154                    25,000
  Executive Officer            2001    $345,192     30,000                   100,000

Ronald M. Graham               2003    $155,192     31,709     6,000 (e)
 Vice President -                                              4,140 (f)
  Administration               2002    $133,000     40,000                     5,000
                               2001    $121,039      7,500                    15,000

Harve Cathey                   2003    $107,808     31,270     2,475 (f)          --
 Vice President - Finance      2002    $100,000     20,000                        --
  and CFO, Secretary           2001     $99,039      1,786                    15,000
  and Treasurer

Robert M. Halowec              2003    $136,575         --   125,136 (d)
 Vice President - Finance      2002    $150,000     39,318                        --
  and CFO                      2001    $146,154      5,358                    15,000

Kenneth E. Overstreet          2003    $225,000     47,597    52,392 (c)          --
 Group President               2002    $210,576     35,000    52,392 (c)          --
                               2001    $150,000               52,392 (c)          --

-------------

* There were no Restricted Stock Awards, SARs or LTIP Payouts during the three most recent fiscal years.

(a) This table includes the Chief Executive Officer and all other executive officers whose compensation exceeded $100,000 for the most recent fiscal year.

(b)  All amounts are for fiscal years ended February 28 or 29.

(c) Mr. Overstreet was paid a "Transaction Complete Bonus" in conjunction with the contract to acquire Northstar Computer Forms, Inc. which is payable in three annual installments beginning in June 2000.

(d) Mr. Halowec resigned from the Vice President-Finance and CFO position in January 2003. In conjunction with his separation from the Company, he was paid separation payments of $119,886 which is included as other compensation along with a car allowance of $5,250.

(e)  Car allowance of $10,000 for Mr. Walters and $6,000 for Mr. Graham.

(f)  Life insurance.

                           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                   BY FISCAL YEAR-END OPTION/SAR VALUES

                                                         Number of
                                                         Securities                    Value of
                                                         underlying                   unexercised
                                                         unexercised                  in-the-money
                                                         options/SARs                 options/SARs
                        Shares                            at fiscal                    at fiscal
                       acquired                            year end                     year end
                          on           Value       ---------------------------  ---------------------------
Name                   exercise      Realized      Exercisable   Unexercisable  Exercisable   Unexercisable
----                   --------      --------      -----------   -------------  -----------   -------------
Keith S. Walters                                      90,000       255,000        $384,875       $629,125
Robert M. Halowec       23,250        64,358              --            --        $      0       $      0
Ronald M. Graham                                      11,750        39,250        $ 58,537       $ 99,483
Harve Cathey                                          20,500        17,500        $ 31,716       $ 53,609


                                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                Number of securities
                              Number of Securities       Weighted average      remaining available for
                                  to be issued             exercise price    future issuance under equity
                                upon exercise of          of outstanding         compensation plans
                              outstanding options,       options, warrants      (excluding securities
Plan Category                 warrants and rights            and rights         reflected in column (a)
------------------           ----------------------    --------------------  -----------------------------
Equity compensation
 plans approved by
 security holders                   767,750                      10.23                    66,027

Equity compensation
 Plans not approved by
 security holders                        --                         --                        --
                                    -------                      -----                    ------
Total                               767,750                      10.23                    66,027
                                    =======                      =====                    ======



                             PENSION PLAN TABLE (1)
                                                           YEARS OF SERVICE
                                  --------------------------------------------------------------
REMUNERATION                          15           20            25           30          35
------------                          --           --            --           --          --
$125,000                           $19,392       $25,856       $32,321      $38,785     $45,249
 150,000                            24,080        32,106        40,133       48,160      56,186
 175,000                            28,767        38,356        47,946       57,535      67,124
 200,000                            33,455        44,606        55,758       66,910      78,061

------------

(1) The Company has a noncontributory retirement plan that covers substantially all of the employees of the Company and certain of its subsidiaries. The plan provides for retirement benefits on a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of sixty-five. All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Revenue Reconciliation Act of 1993, effective March 1, 1997, the maximum annual compensation covered by the plan is limited to $160,000. Future years' maximum can be increased for inflation. The tables above sets forth approximate annual retirement benefits that would be received under the plan, computed on the basis of the specified average annual earnings and years of service. The table presents annual benefit amounts for remuneration above the current $160,000 since (a) the $160,000 maximum can increase with inflation and (b) prior to 1994 the maximum annual compensation limitation was more than $160,000.

     The number of full years of continuous service in the plan as of February 28, 2003 for Mr. Walters, Graham and Cathey were 6, 5, and 34, respectively. Mr. Overstreet is not covered by the plan.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for monitoring and assuring the integrity of the Company's financial reporting process. It accomplishes this function by assessing the internal accounting and auditing practices of the Company, and the independent auditor's fulfillment of its role in the financial reporting process. The Board of Directors adopted a written charter for the Audit Committee in June 2000 further describing the role of the Committee.

     During the fiscal year ended in February 2003, the Audit Committee reviewed interim quarterly financial statements with management and the independent auditors. This review was conducted prior to filing of the Company's 10-Q reports containing the respective interim quarterly financial statements. In addition, the Committee reviewed and discussed the 2003 year-end audited financial statements with executive management, including the Chief Financial Officer, and the independent auditors. This review took place prior to publication of the audited financial statements in the 10-K filing and annual report to shareholders. Each review was conducted with the understanding that management is responsible for preparing the Company's financial statements and the independent auditors are responsible for reviewing the interim quarterly financial statements and auditing the annual financial statements.

     In further discharge of its responsibilities, the Audit Committee met with the independent auditors, both in the presence of management and privately. The Committee and independent auditors discussed those matters described in Statement of Auditing Standards No. 61, "Communications with Audit

Committee." These discussions included review of the scope of the audit performed with respect to the Company's financial statements.

     The Audit Committee received the independent auditor's written statement required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." This written statement described any relationships between the independent auditors and the company that may reasonably be thought to bear on independence. Following receipt of this written statement and discussions of the matters described in it, the Committee was satisfied as to the auditor's independence.

     Based upon the foregoing, the Audit Committee recommended to Board of Directors that audited financial statements be included in the Company's annual report on form 10-K, for the fiscal year ended February 28, 2003.

                                   AUDIT FEES

AUDIT FEES - Fees billed or expected to be billed to the Company by Ernst & Young LLP for the audit of the Company's annual financial statements for the year ended February 28, 2003 and for reviews of those financial statements included in the Company's fiscal year 2003 quarterly reports on Form 10-Q total $224,000. Aggregate fees for audit services in 2002 was $130,000.

ALL OTHER FEES - In addition to the fees described above, other fees billed to the Company by Ernst & Young LLP for services provided during the Company's 2003 fiscal year total $269,000. Including audit related services in the amount of $224,000 and other services of $45,000. The audit related services include services rendered in connection with audits of the Company's employee benefit plans and assurance services in connection with SEC registration statements. The other services consist primarily of tax services. In reviewing the independence of Ernst & Young LLP, the Audit Committee considered whether the provision of these other services is compatible with maintaining the auditor's independence, and has determined that the provision of such services in 2003 has not adversely impacted the auditor's independence. There were no non-audit fees in 2002.


The Audit Committee:
  James B. Gardner (Chairman)
  Harold W. Hartley
  Kenneth G. Pritchett

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of Ennis Business Forms' previous or future filings with the Securities and Exchange Commission except as otherwise explicitly specified by Ennis Business Forms in any such filing.

                      FIVE-YEAR PERFORMANCE COMPARISON (1)

     The graph below provides an indicator of cumulative total shareholder returns for the Company compared with the S&P 500 Stock Index and a Peer Group
(2).











                              [PERFORMANCE GRAPH]


                              2/28/98     2/28/99    2/29/00    2/28/01   2/28/02   2/28/03
                              -------     -------    -------    -------   -------   -------
S&P 500                        100.00      119.74     133.78     122.81    111.13     85.92
Ennis Business Forms, Inc.     100.00       89.18      79.69      99.98    134.75    151.18
Peer Group                     100.00       74.35      39.54      47.44     67.66     67.89

     Total shareholder returns assume reinvestment of dividends.

--------------

(1) The data to prepare this performance comparison was obtained from Standard & Poor's Compustat Services, Inc.

(2) The Peer Group consists of the following publicly-held business forms manufacturers: Moore Corporation Ltd., The Standard Register Company, Wallace Computer Services, Inc., New England Business Services, Inc., Mail-Well, Inc. and Ennis Business Forms, Inc.

                       SELECTION OF AUDITORS (PROPOSAL 2)

     The selection of independent auditors is to be ratified at the meeting and it is intended that persons named in the accompanying form of Proxy will vote for Ernst & Young LLP, Certified Public Accountants. The members of the Audit Committee of the Board of Directors, Messrs. Gardner, Hartley and Pritchett, join with the remaining members of the Board of Directors in recommending the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 28, 2004. Representatives of the firm will be present at the Annual Meeting of shareholders to answer questions and to make any statements they wish to make regarding the Company's financial statements. Ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to the Company, the Company believes that during the fiscal year ended February 28, 2003, all Section 16(a) filing requirements applicable to its officers and directors were made.

                                  MISCELLANEOUS

     Management is not aware of any other matters that may be presented for action at the meeting. If any other matters should be presented at the meeting for which a vote may properly be taken, then the enclosed form of Proxy will be voted in such manner as the persons named in the Proxy shall in their discretion determine.

     The Company will upon written request furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 28, 2003 filed with the Securities and Exchange Commission. Such written request should be directed to Harve Cathey, Secretary, Ennis Business Forms, Inc., 1510 N. Hampton, Suite 300, DeSoto, Texas 75115.

     If you do not expect to attend the meeting, please date, sign and return the Proxy at your earliest convenience. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated, as it will save the expense of further mailing.

                           RELATED PARTY TRANSACTIONS

     On December 18, 2002, the Company purchased its new headquarters site from the Corporation for the Economic Development of Midlothian, a special purpose corporation (the "Corporation"), which is an affiliate of the City of Midlothian, Texas. This site was formerly owned by a corporation which is an affiliate of Kenneth G. Pritchett, a Director of the Company, and is located in a business park which is being developed by Mr. Pritchett. Mr. Pritchett has owned and developed a substantial amount of commercial real estate in this area for many years. An ad hoc committee of the Board, of which Mr. Pritchett was a non-voting member, conducted an extensive search for a new site in the area and concluded that this site was the most suitable for Ennis. Ennis had previously held discussions with the Corporation regarding its policy of purchasing, developing and re-selling business sites as a matter of policy to attract new businesses to the city to increase its tax base. After the site was identified by the Committee and approved by the Board, Ennis indicated its interest in purchasing the property from the Corporation, and the Corporation then purchased the property from Mr. Pritchett for $780,000 on December 12, 2002, below independently appraised value. Subsequently, on December 18, 2002, the Corporation sold the property to Ennis at the same price. However, Ennis will receive a $300,000 cash incentive from the Corporation on occupancy. Mr. Pritchett is not a member of the Midlothian city council nor an officer or director of the Corporation and did not participate in the negotiation of the price of the property to Ennis. The Corporation had the power and authority to make an independent decision to sell the property to Ennis and to determine the sale price. The selection and purchase of the site was unanimously approved by the Board, with Mr. Pritchett abstaining.

                              SHAREHOLDER PROPOSALS

     In order for proposals of shareholders to be considered for inclusion in the proxy statement and form of Proxy for the 2003 Annual Meeting of Shareholders, the Secretary of the Company must receive such proposals not less than 120 days in advance of May 19, 2003.

                                        By Order of the Board of Directors



                                        Harve Cathey
                                        Secretary

DeSoto, Texas May 19, 2003